As filed with the Securities and Exchange Commission on October 31, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

--------------------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

                        Delaware                                                                               56-0906609
              (State of incorporation                                                                      (IRS Employer
                 or organization)                                                                             Identification No.)

              Bank of America Corporate Center
              100 North Tryon Street
              Charlotte, North Carolina                                                                     28255
              (Address of principal executive offices)                                                   (Zip Code)

             If this form relates to the registration of a class of securities pursuant to Section
                 12(b) of the Exchange Act and is effective pursuant to General Instruction
                 A.(c), check the following box.  /XX/

             If this form relates to the registration of a class of securities pursuant to Section
                  12(g) of the Exchange Act and is effective pursuant to General Instruction
                   A.(d), check the following box.

                   Securities Act registration statement file number to which this form relates:
                                                                    333-97157

                         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                                        Name of each exchange on which
           to be so registered:                                       each class is to be registered:

            Bank of America Corporation 6.50%              New York Stock Exchange
            Subordinated InterNotes, due 2032

                         Securities to be registered pursuant to Section 12 (g) of the Act:

                                                                None

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Item 1. Description of Registrant's Securities to be Registered.

            The title of the class of securities to be registered hereunder is: Bank of America Corporation 6.50% Subordinated InterNotes, due 2032 (the "Notes"). A description of the Notes registered hereunder is set forth under the caption "Description of Notes" in the prospectus (the "Prospectus") that constitutes part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-97157) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 26, 2002, as amended, which is incorporated herein by reference. The description of the Notes contained in the Prospectus is supplemented by the specific terms of the Notes contained in the Pricing Supplement dated October 28, 2002 filed with the Commission on October 30, 2002 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

1.     Form of Subordinated InterNote, incorporated herein by reference to Exhibit 4.6 to the Registration Statement.

2.     Amended and Restated Indenture (Subordinated Debt Securities) dated as of July 1, 2001 between the Registrant and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-65750).

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SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                                BANK OF AMERICA CORPORATION

Date: October 31, 2002                                           By: /s/ KAREN A. GOSNELL
                                                                                 KAREN A. GOSNELL
                                                                                 Senior Vice President